SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2006

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 31, 2006, I-many, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter and year ended December 31, 2005 (the “Financial Release”). The Company is filing this Current Report on Form 8-K to update certain financial information included in the Financial Release. Specifically, the Company has reversed and deferred $673,000 that, in the Financial Release, had previously been included in 2005 revenue.

A copy of the Company’s revised Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, and Reconciliation of Value of License Transactions to Reportable Product Revenue is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. These financial

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01(d) EXHIBITS

99.1	Condensed Consolidated Balance Sheets as of December 31, 2005 and 2004, Condensed Consolidated Statements of Operations for the years and quarters ended December 31, 2005 and 2004 and Reconciliation of Value of License Transactions to Reportable Product Revenue for the years and quarters ended December 31, 2005 and 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/S/ ROBERT G. SCHWARTZ, JR.
Robert G. Schwartz, Jr. Vice President and General Counsel

March 15, 2006